Exhibit 24

PARKER-HANNIFIN CORPORATION

REGISTRATION STATEMENTS

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Parker-Hannifin Corporation, an Ohio corporation (the “Company”), hereby constitutes and appoints Thomas L. Williams, Lee C. Banks, Catherine A. Suever, Joseph R. Leonti, Patrick J. Leddy and Peter C. Zwick, and each of them, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) (i) one or more Registration Statement(s) on Form S-3 relating to the registration for sale of the debt and/or equity securities of the Company and (ii) one or more Registration Statement(s) on Form S-8 relating to the registration of the Company’s Common Stock, par value $0.50 per share, for issuance under the Parker-Hannifin Corporation Amended and Restated 2016 Omnibus Stock Incentive Plan, in each case, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

[signatures on following pages]

Executed as of this 23rd day of January, 2020.

/s/ Thomas L. Williams	/s/ Lee C. Banks
Thomas L. Williams Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	Lee C. Banks Director, President and Chief Operating Officer

/s/ Robert G. Bohn	/s/ Linda A. Harty
Robert G. Bohn Director	Linda A. Harty Director

/s/ Candy M. Obourn	/s/ Kevin A. Lobo
Candy M. Obourn Director	Kevin A. Lobo Director

/s/ Joseph Scaminace	/s/ James R. Verrier
Joseph Scaminace Director	James R. Verrier Director

/s/ Åke Svensson	/s/ James L. Wainscott
Åke Svensson Director	James L. Wainscott Director

/s/ Laura K. Thompson	/s/ Catherine A. Suever
Laura K. Thompson Director	Catherine A. Suever Executive Vice President – Finance & Administration and Chief Financial Officer (Principal Financial Officer)

/s/ Todd M. Leombruno
Todd M. Leombruno Vice President and Controller (Principal Accounting Officer)